UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025
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BALLY'S CORPORATION

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
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(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robeson Reeves Option Rights

On October 7, 2025, Bally’s Corporation (the “Company”) granted 1,881,000 option rights to Robeson Reeves, the Company’s Chief Executive Officer, pursuant to a form of Option Right Award Agreement under the Bally’s Corporation 2021 Equity Incentive Plan, as amended and restated (the “Plan”). One-half of the option rights will vest in three equal annual installments based on continuous service with the Company, and the other half will become eligible to vest based on continuous service with the Company through each of March 15, 2027, March 15, 2028 and March 15, 2029 (or such later dates as determined by the Board of Directors of the Company (the “Board’)) and the achievement of applicable performance criteria to be established by the Compensation Committee of the Board (the “Compensation Committee”) for each corresponding one-year performance period. Mr. Reeves may exercise each vested option right for a share of the Company’s common stock (“Common Stock”), at an exercise price of $18.25 per share, until the earlier of the end of the term of the option and the end of the applicable exercise period following a termination of employment.

George Papanier Incentive Stock Options; Amendment to Employment Agreement

In addition, on October 7, 2025, the Company entered into Amendment No. 5 to Employment Agreement (“Amendment No. 5”) with George Papanier, the Company’s President. Amendment No. 5, which is effective as of November 1, 2025, amends the original Employment Agreement, dated March 29, 2016 and subsequently amended, between the Company and Mr. Papanier, to, among other things, extend the initial term of Mr. Papanier’s employment to December 31, 2028. The Company also granted 1,254,000 incentive stock options to Mr. Papanier pursuant to a form of Incentive Stock Option Award Agreement under the Plan. One-half of the incentive stock options will vest in three equal annual installments based on continuous service with the Company, and the other half will become eligible to vest based on continuous service with the Company through each of March 15, 2027, March 15, 2028 and March 15, 2029 (or such later dates as determined by the Board) and the achievement of applicable performance criteria to be established by the Compensation Committee for each corresponding one-year performance period. Mr. Papanier may exercise each vested incentive stock option for a share of Common Stock, at an exercise price of $18.25 per share, until the earlier of the end of the term of the option and the end of the applicable exercise period following a termination of employment.

Marcus Glover Departure

On October 8, 2025, Marcus Glover, the Company’s Executive Vice President, Global Operations, notified the Company he would depart to pursue other interests. The Company anticipates to negotiate and enter into a separation agreement with Mr. Glover on a future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Kim M. Barker
Name:	Kim M. Barker
Title:	Chief Legal Officer

Date: October 14, 2025